EXHIBIT VII
                                                                -----------


                              PLEDGE AGREEMENT
                              ----------------


          PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of ___________ ___, 1995, made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 23 hereof, the "Pledgors"), to CREDIT SUISSE, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                           W I T N E S S E T H :
                           - - - - - - - - - -


          WHEREAS, Luxottica U.S. Holdings Corp. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), and Credit Suisse, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of May 1, 1995, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the Banks, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

          WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");


          WHEREAS, pursuant to the Parents Guaranty, each Parent Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all the Guaranteed Obligations as described therein;

          WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;


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                                                                EXHIBIT VII
                                                                     Page 2


          WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

          WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including all such obligations and indebtedness under the Guaranty to which such Pledgor is a party) and the due per-formance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

        (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");


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                                                                EXHIBIT VII
                                                                     Page 3


        (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, sums and expenses set forth in clauses
(i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          2.  DEFINITION OF STOCK, NOTES, SECURITIES, ETC.  As used herein,
(i) the term "Stock" shall mean (x) in the case of Luxottica Group, only all of the issued and outstanding shares of capital stock of Avant-Garde and Luxottica USA at any time owned by Luxottica Group, (y) in the case of Luxottica S.p.A. and La Meccanoptica, only all of the issued and outstanding shares of capital stock of the Borrower at any time owned by Luxottica S.p.A. and La Meccanoptica and (z) in the case of each other Pledgor, all of the issued and outstanding shares of capital stock of any corporation at any time owned by such Pledgor, provided that (A) from and after the Merger Borrowing Date (and after giving effect thereto), the term "Stock" shall not include any Margin Stock referred to in clauses (ii) and
(iii) of Section 10.16 of the Credit Agreement (so long as such securities constitute Margin Stock) and (B) except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder, and the term "Stock" shall not include, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary of such Pledgor entitled to vote, (ii) the term "Notes" shall mean all promis-sory notes from time to time issued to, or held by, any such Pledgor (including all Intercompany Notes held by any such Pledgor), but specifically excluding any promissory notes issued to, or held by, Luxottica Group, Luxottica S.p.A. or La Meccanoptica, and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor repre-sents and warrants, that on the date hereof, (a) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto, (b) such Stock constitutes that percentage of the issued and out


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                                                                EXHIBIT VII
                                                                     Page 4


standing capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto, (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes and there exist no options or preemption rights in respect of any of the Stock and (e) on the date hereof, such Pledgor owns no other Securities. If following a change in the relevant sections of the Code or the regulations, published rules, published rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the respective Pledgor reasonably acceptable to the Pledgee does not within 30 days after a request from the Pledgee or the Required Banks deliver an opinion of counsel reasonably satisfactory to the Pledgee, that with respect to any Foreign Subsidiary of such Pledgor which has not already had all of its stock pledged pursuant to this Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote is more likely than not to cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the foregoing opinion of counsel, that portion of such Foreign Subsidiary's capital stock not pledged pursuant to this Agreement shall be pledged to the Pledgee pursuant to this Agreement.

          3.  PLEDGE OF SECURITIES, ETC.

          3.1.  Pledge.  To secure the Obligations of such Pledgor and for
                ------
the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

          3.2.  Subsequently Acquired Securities.  If any Pledgor shall
                --------------------------------
acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by


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                                                                EXHIBIT VII
                                                                     Page 5


such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Subject to the express provisions of Section 2 hereof, no Pledgor shall be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary entitled to vote.

          3.3.  Uncertificated Securities.  Notwithstanding anything to the
                -------------------------
contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

          3.4.  Definitions of Pledged Stock; Pledged Notes; Pledged
                ----------------------------------------------------
Securities and Collateral.  All Stock at any time pledged or required to be
-------------------------
pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof,


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                                                                EXHIBIT VII
                                                                     Page 6


provided, that no vote shall be cast or any consent, waiver or ratification
--------
given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

          (i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

          (ii) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provi-sions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and


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                                                                EXHIBIT VII
                                                                     Page 7


enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

          (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

          (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time
                --------
     and place of any such sale shall be given to such Pledgor. The Pled-gee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to

                                                                EXHIBIT VII
                                                                     Page 8


     collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

          (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale


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                                                                EXHIBIT VII
                                                                     Page 9


shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

           11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obli-gations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to

                                                                EXHIBIT VII
                                                                    Page 10


execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

          13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 13 of the Credit Agreement.

          14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

          15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full corporate power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms; (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidi-aries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which pur-ports to be binding upon such Pledgor or any of its

                                                                EXHIBIT VII
                                                                    Page 11


Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;
(vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms; and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

          16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration,

                                                                EXHIBIT VII
                                                                    Page 12


qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will to cause such qualification and compliance to be declared effected (and be kept ef-fective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the
                                                   --------
Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compli-ance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act,
(ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole

                                                                EXHIBIT VII
                                                                    Page 13


and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

          18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 10.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 14.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

          (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in
Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

          (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

          19. NOTICES ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service

                                                                EXHIBIT VII
                                                                    Page 14


and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices and other communications shall be in writing and addressed as follows:

          (a) if to any Pledgor, at the address set forth opposite its signature below:

          (b)  if to the Pledgee, at:

               Credit Suisse
               12 East 49th Street
               New York, New York  10017
               Attention:  Kathy O'Brien
               Telephone No.:  (212) 238-5413
               Facsimile No.:  (212) 238-5073

          (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section
14.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the
--------
rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For

                                                                EXHIBIT VII
                                                                    Page 15


the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the
                   ----
Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

          23. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Luxottica Group that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                                *    *    *

                                                                EXHIBIT VII
                                                                    Page 16


          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:
---------


                                         LUXOTTICA GROUP S.P.A,
Via Valcozzena 10                        as a Pledgor
32021 Agordo (Belluno)
Italy
Attention:  Roberto Chemello
Telephone No.:  011-39-437-62641         By
Facsimile No.:  011-39-437-63840           --------------------------------
                                           Title:
     with a copy to:

44 Harbor Park Drive
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010


                                         LUXOTTICA U.S. HOLDINGS CORP.,
44 Harbor Park Drive                     as a Pledgor
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010            By
                                           --------------------------------
                                           Title:

                                                                EXHIBIT VII
                                                                    Page 17


                                         LUXOTTICA S.P.A.,
Via Valcozzena 10                        as a Pledgor
32021 Agordo (Belluno)
Italy
Attention:  Roberto Chemello             By
Telephone No.:  011-39-437-62641           --------------------------------
Facsimile No.:  011-39-437-63840           Title:

     with a copy to:

44 Harbor Park Drive
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010


                                         LA MECCANOPTICA LEONARDO
Via Valcozzena 10                        S.P.A.,
32021 Agordo (Belluno)                   as a Pledgor
Italy
Attention:  Roberto Chemello
Telephone No.:  011-39-437-62641         By
Facsimile No.:  011-39-437-63840           --------------------------------
                                           Title:
     with a copy to:

44 Harbor Park Drive
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010

                                                                EXHIBIT VII
                                                                    Page 18


                                         AVANT-GARDE OPTICS, INC.,
44 Harbor Park Drive                     as a Pledgor
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010            By
                                           --------------------------------
                                           Title:


                                         LUXOTTICA ACQUISITION CORP.,
44 Harbor Park Drive                     as a Pledgor
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.: (516) 484-3800
Facsimile No.: (516) 484-9010            By
                                           --------------------------------
                                           Title:


                                         LUXOTTICA USA INC.,
44 Harbor Park Drive                     as a Pledgor
Port Washington, New York  11050
Attention:  General Counsel
Telephone No.:  (516) 484-3800           By
Facsimile No.:  (516) 484-9010             --------------------------------
                                           Title:

                                         AVANT-GARDE OPTICS
44 Harbor Park Drive                     INTERNATIONAL, INC.,
Port Washington, New York  11050         as a Pledgor
Attention:  General Counsel
Telephone No.:  (516) 484-3800
Facsimile No.:  (516) 484-9010           By
                                           --------------------------------
                                           Title:

                                                                EXHIBIT VII
                                                                    Page 19


                                         CREDIT SUISSE,
                                         as Pledgee, Collateral Agent


                                         By
                                           --------------------------------
                                           Title:


                                         By
                                           --------------------------------
                                           Title:


                                                                             ANNEX A
                                                                                to
                                                                           Pledge Agreement
                                                                           ----------------
                                                    LIST OF STOCK
                                                    -------------

I.      Luxottica Group S.p.A.
        ----------------------

                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                     Stock
  ---------------                --------------      ---------            -----------------
  Avant-Garde Optics, Inc.       Common                                           .1%

  Luxottica USA, Inc.            Common                                          100%


II.     Luxottica U.S. Holdings Corp.
        -----------------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
  Avant-Garde Optics, Inc.       Common                                          99.9%


III.    Luxottica S.p.A.
        ----------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                     Stock
  ---------------                --------------      ---------            -----------------
  Luxottica U.S. Holdings        Common
  Corp.



                                                                                 ANNEX A
                                                                                  Page 2




IV.     La Meccanoptica Leonardo S.p.A.
        -------------------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
  Luxottica U.S. Holdings        Common
  Corp.


V.      Avant-Garde Optics, Inc.
        ------------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
  Luxottica Acquisition          Common                                          100%
  Corp.

  Avant-Garde Optics             Common                                          100%
  International, Inc.


VI.     Luxottica Acquisition Corp.
        ---------------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
  The United States Shoe         Common
  Corporation




VII.    Luxottica USA Inc.
        ------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
                                 None.


VIII.   Avant-Garde Optics International, Inc.
        --------------------------------------


                                                                             Percentage of
                                                                             Outstanding
  Name of Issuing                                    Number of            Shares of Capital
  Corporation                    Type of Shares      Shares                    Stock
  ---------------                --------------      -----------           ----------------
                                 None.

                                                                    ANNEX B
                                                                    to
                                                                Pledge Agreement
                                                                ----------------

                                       LIST OF NOTES
                                       -------------



I.  Luxottica U.S. Holdings Corp.
    -----------------------------

                                       Principal Amount          Maturity Date
Obligor                                      (if any)                (if any)
-------                                --------------------      ---------------


II.  Luxottica Acquisition Corp.
     ---------------------------

                                       Principal Amount          Maturity Date
Obligor                                      (if any)                (if any)
-------                                --------------------      ---------------


III.  Luxottica USA Inc.
      ------------------

                                       Principal Amount          Maturity Date
Obligor                                      (if any)                (if any)
-------                                --------------------      ---------------



IV.  Avant-Garde Optics, Inc.
     ------------------------
                                       Principal Amount          Maturity Date
Obligor                                      (if any)                (if any)
-------                                --------------------      ---------------



V.  Avant-Garde Optics International, Inc.
    --------------------------------------
                                       Principal Amount          Maturity Date
Obligor                                      (if any)                (if any)
-------                                --------------------      ---------------